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                                                                   EXHIBIT 14(b)

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the "Registration Statement") dated September 15, 1999 of Excelsior Funds, Inc. (hereafter referred to as the "Excelsior Company") of our report dated October 6, 1998, relating to the August 31, 1998 financial statements and financial highlights of Excelsior Institutional Money Fund, the sole portfolio constituting the Excelsior Funds (the "Excelsior Trust") which appears in such Excelsior Company's Statement of Additional Information, and to the incorporation by reference of our report into the Excelsior Company's Combined Proxy Statement/Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Financial Information" in such Combined Proxy Statement/Prospectus.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 15, 1999